UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 17, 2015
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
__________________________________________________

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)
(703) 280-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EXHIBIT INDEX	5

EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of New Director

On February 17, 2015, the Board of Directors of Northrop Grumman Corporation (the “Company”) elected James S. Turley to the Board of Directors effective February 19, 2015. Mr. Turley most recently served as Chairman and Chief Executive Officer of Ernst& Young from 2001 until his retirement in 2013.

The Board of Directors appointed Mr. Turley to the Audit Committee and determined that Mr. Turley satisfies the SEC’s definition of “audit committee financial expert.” Mr. Turley was also appointed to the Policy Committee.

Mr. Turley is entitled to receive an annual cash retainer of $120,000 per year as well as an additional $10,000 retainer for serving on the Audit Committee. In addition, Mr. Turley will receive an annual equity grant of $135,000 in deferred stock units to be paid out at the conclusion of his board service, or earlier, as specified by Mr. Turley, once he has five or more years of service. Mr. Turley’s retainer fees and equity grant will be prorated for 2015.

On February 17, 2015, the Board of Directors also approved an increase in the size of the Board from 11 members to 12 members.

A copy of the Company’s press release announcing the election of Mr. Turley is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release (“Northrop Grumman Elects James S. Turley to its Board of Directors”), dated February 19, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary
Date: February 19, 2015

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release (“Northrop Grumman Elects James S. Turley to its Board of Directors”), dated February 19, 2015

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